SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):    June 16, 1998

                          Discovery Laboratories, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       000-26422                                         94-3171943
(Commission File Number)                   (I.R.S. Employer Identification No.)


3359 Durham Road, Doylestown, Pennsylvania                  18901
 (Address of Principal Executive Offices)                 (Zip Code)


                                 (215) 794-3064
              (Registrant's Telephone Number, Including Area Code)

               509 Madison Avenue, Suite 1406, New York, NY 10022
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           Acquisition or Disposition of Assets.

                  On June 16, 1998 (the "Effective Date"), Discovery Laboratories, Inc. ("Discovery") acquired Acute Therapeutics, Inc. ("ATI"), a Delaware corporation, a majority owned subsidiary of Discovery, pursuant to an Agreement and Plan of Merger dated as of March 5, 1998, as amended by Amendment No. 1 thereto dated as of May 1, 1998, among Discovery, ATI Acquisition Corp. (the "Merger Subsidiary") and ATI (the "Merger Agreement"). Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into ATI on the Effective Date (the "Merger"). As a result of the Merger, ATI became a wholly-owned subsidiary of Discovery. Approximately 1,033,500 shares of Common Stock of Discovery and 2,039 shares of Series C Preferred Stock of Discovery were issued to the minority stockholders of ATI in exchange for all of the issued and outstanding shares of capital stock held by all minority stockholders of ATI. In addition, Discovery has agreed to assume certain unexpired and unexercised options to acquire Common Stock of ATI, and to issue upon exercise thereof a certain number of shares of the Common Stock of Discovery, as appropriately adjusted pursuant to the terms of the Merger Agreement.

                  ATI is currently engaged in the development of hospital-based pharmaceuticals. Discovery currently intends to operate ATI as a wholly-owned subsidiary and to continue ATI's business substantially in the manner conducted by ATI immediately prior to the Merger.

                  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.


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Item 7.           Financial Statements and Exhibits.

                  Pursuant to B.3. of the General Instructions to Form 8-K, an additional report of the information need not be made if substantially the same information as required by this form has been previously made (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended). The financial position and results of operations of ATI have been presented in the past in the historical filings of Discovery. Accordingly, there are no further financial statements to be presented in this Form 8-K.


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                                                    SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Discovery Laboratories, Inc.
                                                               (Registrant)

                                 By:       /s/ Robert J. Capetola
                                 Name:     Robert J. Capetola
                                 Title:    President and Chief Executive Officer

Dated:  July 15, 1998


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                                INDEX TO EXHIBITS



Exhibit Number          Description

2.1                     Agreement and Plan of Merger, dated as of March 5, 1998, by and among Discovery, the Merger Subsidiary and ATI.

2.2                     Amendment No. 1 to the Agreement and Plan of Merger, dated as of
                        May 1, 1998, by and among Discovery, the Merger Subsidiary and ATI.

3.1                     Certificate of Designation of Series C Preferred Stock of Discovery, dated as of June 16, 1998.

4.1 Stock Exchange Agreement, dated as of June 16, 1998, by and between Discovery and Johnson & Johnson Development
                        Corporation.

4.2                     Registration  Rights  Agreement,  dated  as of June  16,
                        1998,  by  and  among   Discovery,   Johnson  &  Johnson
                        Development Corporation and The Scripps
                        Research Institute.

10.1                    Employment Agreement, dated as of June 16, 1998, between Discovery and Robert J. Capetola, Ph.D.

99.1                    Press Release issued June 17, 1998.



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